EXHIBIT 10.I


                             DEMAND PROMISSORY NOTE

LENDER:                    ANGELO NAPOLITANO
DATE:                      MARCH 30, 1998
PRINCIPAL AMOUNT:          $50,000.00
BORROWER:                  MILLER INDUSTRIES, INC.

         FOR VALUE RECEIVED, Miller Industries, Inc., a Florida corporation ("Borrower"), hereby unconditionally promises to pay to the order of ANGELO NAPOLITANO ("Lender"), the principal amount of $50,000.00 with interest on the unpaid principal balance, as provided below. Borrower further agrees as follows:

         1. PRINCIPAL. The principal amount under this Note shall be payable three days after written demand by Lender.

         2. INTEREST.

            (a) Interest shall accrue on the unpaid principal balance of this Note from time to time outstanding at a per annum rate equal to the Prime Rate (as defined) plus 1%. The initial interest rate for this Note shall be based on the Prime Rate in effect on the date of this Note, and shall be adjusted annually, based on the Prime Rate in effect on each anniversary date of this Note. As used herein, "Prime Rate" means the per annum rate of interest published or quoted in the Money Rates (or other comparable) section of THE WALL STREET JOURNAL and, if THE WALL STREET JOURNAL ceases to publish or quote a Prime Rate, shall mean a substantially comparable index selected by Lender.

            (b) Borrower shall pay the amount of all accrued interest on a quarterly basis, with the initial installment due on June 30, 1998, and subsequent installments due on each subsequent September 30th, December 31st, March 31st and June 30th. Additionally, upon the written demand for the payment of principal under Section 1, all accrued but unpaid interest shall become immediately due and payable.

            (c) After this Note becomes due and payable in full, interest shall accrue on any principal amount remaining unpaid until its payment in full at a per annum rate equal to eighteen percent (18%) per annum.

            (d) In no event shall interest be charged at a rate exceeding the maximum rate permitted by applicable law and, to the extent that any payment by Borrower results in Lender's receipt of interest at a rate in excess of the maximum rate allowed by applicable law, such excess shall be credited as a payment of principal or, if requested by Borrower, refunded to Borrower.

         3. PREPAYMENTS. This Note may be prepaid at any time without penalty.

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         4. MANNER AND APPLICATION OF PAYMENT. All payments hereunder shall be made in the U.S. Dollars and immediately available funds at such other place as Lender may designate from time to time. Payments hereunder shall be applied first against interest and the remainder, if any, against outstanding principal.

         5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender (and, while this Note remains outstanding, shall be deemed continually to represent and warrant to Lender) that: (a) Borrower, is duly organized, validly existing and in good standing under the laws of the State of Florida; (b) Borrower has full power, authority and legal right to execute, deliver and perform this Note, and there have occurred all corporate, shareholder or other legal actions (and there have been made or obtained any filings and authorizations by governmental or regulatory authorities) that are necessary to authorize the execution, delivery and performance hereof; (c) this Note is valid and binding upon Borrower and enforceable against it in accordance with its terms; and (d) the execution, delivery and performance hereof by Borrower do not violate any law or regulation, any judgment, order or decree of any court, arbitrator or governmental authority, or any agreement of any nature whatsoever that is binding upon Borrower.

         6. DEFAULT; ACCELERATION; COLLECTION COSTS. This Note shall, at Lender's option, become immediately due and payable in full without notice or demand (which are hereby waived by Borrower) upon the occurrence of any of the following events ("Events of Default"): (a) Borrower's failure to pay the principal amount of this Note and accrued but unpaid interest within three (3) days of any written demand for payment; (b) Borrower's failure to pay any installment of interest when due under this Note; (c) Lender's discovery that any representation or warranty made to it by Borrower is materially misleading;
(d) any dissolution of Borrower; (e) the institution of a bankruptcy, insolvency, reorganization or similar proceeding by or against Borrower in any jurisdiction; (f) the making by Borrower of an assignment for the benefit of creditors or the taking advantage by Borrower of any insolvency law; or (g) any seizure, vesting or intervention by or under authority of a government by which the management of Borrower is displaced or its authority is curtailed or the taking possession of any substantial part of Borrower's assets at the instance of any governmental authority. Borrower shall pay to Lender on demand all costs and expenses incurred by Lender in collecting or securing or attempting to collect or secure this Note, including attorneys' fees (at all levels of litigation and whether or not involving litigation).

         7. CERTAIN WAIVERS. Borrower hereby irrevocably waives presentment for payment, demand, notice of dishonor and protest hereof and, to the extent permitted by applicable law, all other notices.

         8. NOTICES. Any notice, confirmation or other communication given in connection herewith by Lender may be sent to Borrower by hand delivery, by mail (postage prepaid) or by telefax, as follows: if by mail, to the address specified for Borrower next to its signature line herein (or, if no such address is specified, the address shown on Lender's records); and, if by telefax, to the telefax number next to its signature line herein (any such communication or notice becoming effective immediately, when sent by telefax or hand-delivered, or 5 days after being placed in the mail, when sent by mail).


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         9. BINDING EFFECT. This Note shall be binding upon any successor or assign of Borrower. Lender's rights hereunder shall inure to the benefit of any successor or assign of Lender.

         10. MISCELLANEOUS. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. If any provision hereof is capable of more than one interpretation, it shall be interpreted, if possible, so as to render it enforceable. In order to be effective, any addition hereto or any modification or waiver of any provision or provisions hereof must be expressly consented to by Lender in writing. No delay or omission by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or remedy. No waiver by Lender of any right shall operate as a waiver of any other right or of the same right on a future occasion. Lender's rights and remedies hereunder shall be cumulative with and not exclusive of any of its rights and remedies provided in other documents or by law.

         11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA, U.S.A.

         12. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING HEREUNDER OR RELATING HERETO.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth at the head of this Note.

                                     MILLER INDUSTRIES, INC.

                                     By:
                                        --------------------------------------
                                     Its:   President
                                     Name:  Angelo Napolitano

ADDRESS:

16295 N.W. 13th Avenue
Miami, Florida  33169
Fax No.:  620-7259


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